                                                                      EXHIBIT 11

                               EARNINGS PER SHARE
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

                                             THREE MONTHS    THREE MONTHS     NINE MONTHS      NINE MONTHS
                                                 ENDED           ENDED           ENDED            ENDED
                                             SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,
                                                 1995            1996            1995             1996
                                             -------------   -------------   -------------    -------------
Weighted average shares
 outstanding............................       1,713,000       1,713,000        1,713,000        1,713,000
Incremental effect of issuance of
 Convertible Preferred Stock within
 one year prior to an initial public
 offering at a price below the
 offering price (i.e. cheap stock)......         750,000         750,000          750,000          750,000
Incremental effect of issuance of
 warrants and options within one
 year prior to an initial public
 offering with an exercise price
 below the offering price (i.e. cheap
 stock) based on the treasury stock
 method using the offering price........       1,397,792       1,397,792        1,397,792        1,397,792
                                             -----------      ----------      -----------      -----------
                                               3,860,792       3,860,792        3,860,792        3,860,792
                                             ===========      ==========      ===========      ===========
Net loss attributable to common
 stock..................................     $(1,306,092)     $ (590,697)     $(1,764,968)     $(2,297,698)
                                             ===========      ==========      ===========      ===========
Net loss per share......................     $     (0.34)     $    (0.15)     $     (0.46)     $     (0.60)
                                             ===========      ==========      ===========      ===========

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